Exhibit 99.1

Intuitive Surgical Announces Record $52.8 Million Second Quarter Revenue, Up 70%; $0.40 Earnings per Share

SUNNYVALE, CA -- 07/26/2005 -- Intuitive Surgical, Inc. (NASDAQ: ISRG), the industry leader in surgical robotics, today reported second quarter 2005 sales of $52.8 million, increasing 70% from $31.1 million for the second quarter of 2004. Higher sales were driven by higher da Vinci® Surgical System shipments and continued recurring revenue growth.

Intuitive sold 26 da Vinci® Surgical Systems during the second quarter of 2005, compared to 19 in the second quarter of 2004. Second quarter 2005 system revenue increased to $28.5 million from $18.1 million during the second quarter of 2004.

Second quarter 2005 recurring revenue, consisting of instrument, accessory, service and training revenue, increased to $24.3 million from $13.0 million during the second quarter of 2004. Recurring revenue growth resulted from a larger installed base of da Vinci® Surgical Systems and increased system usage.

                            Three Months Ended,        Six Months Ended,
                         ------------------------  ------------------------
                         6/30/05 6/30/04 Increase  6/30/05 6/30/04 Increase
                         ------- ------- --------  ------- ------- --------
  Revenue ($ Millions)
  Systems                  $28.5   $18.1   $10.4     $49.8   $32.6   $17.2
  Instruments/Accessories  $16.2   $ 7.8   $ 8.4     $29.1   $15.7   $13.4
  Service/Training         $ 8.1   $ 5.2   $ 2.9     $15.5   $ 9.8   $ 5.7
                         ------- ------- -------   ------- ------- -------
                           $52.8   $31.1   $21.7     $94.4   $58.1   $36.3
                         ======= ======= =======   ======= ======= =======
  da Vinci® Surgical
   System Unit Sales          26      19       7        45      33      12
                         ======= ======= =======   ======= ======= =======
Second quarter 2005 operating income increased to $15.3 million, up from $4.5 million reported for the second quarter of 2004.

The company reported second quarter 2005 net income of $14.8 million, or $0.40 per diluted share, compared to $4.8 million, or $0.14 per diluted share for the second quarter of 2004.

Intuitive was $9.1 million cash flow positive for the second quarter of 2005, ending the period with $158.5 million in cash, cash equivalents and short-term investments.

Commenting on the announcement, Lonnie Smith, Chairman and CEO of Intuitive Surgical, said, "We are pleased with our second quarter revenue growth and financial results. Our continued momentum reflects the ongoing adoption of robotic surgery and the value that the da Vinci® Surgical System delivers to hospitals and patients."

The company will also announce these results at a conference call today at 1:30 pm PDT. The dial-in numbers for the call are 877-909-3508 for participants located in the U.S. and 517-645-6051 for participants located outside the U.S. The passcode is ISRG and the meeting leader is Mr. Lonnie Smith. To access financial information that will be discussed on the call, please visit Intuitive Surgical's website at www.intuitivesurgical.com.

About Intuitive's Products:

The da Vinci® Surgical System consists of a surgeon's viewing and control console having an integrated, high-performance InSite® 3-D vision system, a patient-side cart consisting of three or four robotic arms that position and precisely maneuver endoscopic instruments and an endoscope, and a variety of articulating EndoWrist® Instruments. By integrating computer-enhanced technology with surgeons' technical skills, Intuitive believes that its system enables surgeons to perform better surgery in a manner never before experienced. The da Vinci® Surgical System seamlessly and directly translates the surgeon's natural hand, wrist and finger movements on instrument controls at the surgeon's console outside the patient's body into corresponding micro-movements of the instrument tips positioned inside the patient through small puncture incisions, or ports.

The Aesop® Endoscope Positioner is a voice-activated robotic arm that automates the critical task of endoscope positioning, providing the surgeon with direct control over a smooth, precise and stable view of the internal surgical field.

The Hermes® Control Center is a centralized system designed to voice control a series of networked "smart" medical devices.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are necessarily estimates reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including the following: timing and success of product development and market acceptance of developed products; regulatory approvals, clearances and restrictions; guidelines and recommendations in the health care and patient communities; intellectual property positions and litigation; competition in the medical device industry and in the specific markets of surgery in which Intuitive Surgical operates; and unanticipated manufacturing disruptions, delays in regulatory approvals of new manufacturing facilities or the inability to meet demand for products. Words such as "estimate," "project," "plan," "intend," "expect," "anticipate," "believe" and similar expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Intuitive®, da Vinci®, InSite®, EndoWrist®, Hermes®, and Aesop® are registered trademarks of Intuitive Surgical, Inc.

                          INTUITIVE SURGICAL, INC.
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                 (UNAUDITED)

                                 Three Months Ended,     Six Months Ended,
                                -------------------    -------------------
                                 6/30/05    6/30/04     6/30/05    6/30/04
                                --------   --------    --------   --------
Sales:
  Products                      $ 44,651   $ 25,850    $ 78,834   $ 48,321
  Services                         8,105      5,207      15,536      9,795
                                --------   --------    --------   --------
Total sales                       52,756     31,057      94,370     58,116

Cost of sales:
  Products                        13,649      9,260      24,804     18,073
  Services                         3,480      2,169       6,676      4,579
                                --------   --------    --------   --------
Total cost of sales               17,129     11,429      31,480     22,652
                                --------   --------    --------   --------

  Gross profit                    35,627     19,628      62,890     35,464
  Gross profit %                    67.5%      63.2%       66.6%      61.0%
Operating costs and expenses:
  Selling, general,
   and administrative             15,934     11,535      30,138     21,778
  Research and development         4,355      3,626       8,500      8,936
                                --------   --------    --------   --------
     Total operating costs
      and expenses                20,289     15,161      38,638     30,714
                                --------   --------    --------   --------

Income from operations            15,338      4,467      24,252      4,750
Other income, net                    954        626       1,677      1,232
                                --------   --------    --------   --------
Income before income
 tax provision                    16,292      5,093      25,929      5,982
Income tax provision               1,508        263       2,041        299
                                --------   --------    --------   --------
Net income                      $ 14,784   $  4,830    $ 23,888   $  5,683
                                ========   ========    ========   ========

Net earnings per share -
  Basic                         $   0.42   $   0.14    $   0.69   $   0.17
                                ========   ========    ========   ========
  Diluted                       $   0.40   $   0.14    $   0.64   $   0.17
                                ========   ========    ========   ========
Weighted average shares
 outstanding used to compute
 net earnings per share -
  Basic                           34,790     33,559      34,655     33,421
                                ========   ========    ========   ========
  Diluted                         37,244     34,210      37,133     34,170
                                ========   ========    ========   ========

                          INTUITIVE SURGICAL, INC.
                        CONSOLIDATED BALANCE SHEETS
                              (IN THOUSANDS)

                                                 (Unaudited)
                                                   6/30/05     12/31/04 (a)
                                                 ----------     ----------
Assets
Current assets:
   Cash and cash equivalents                          7,972          5,771
   Investments                                      150,570        126,267
   Accounts receivable, net                          39,646         35,443
   Inventory                                          8,836          5,966
   Prepaids                                           4,652          3,032
   Restricted cash                                      319            205
                                                 ----------     ----------
       Total current assets                         211,995        176,684
Property and equipment, net                          29,291         27,065
Restricted cash                                           -            319
Intangible assets, net                                5,288          6,221
Goodwill                                            142,407        143,332
Other assets                                            541            608
                                                 ----------     ----------
Total assets                                     $  389,522     $  354,229
                                                 ==========     ==========

Liabilities and stockholders' equity
Current liabilities:
   Accounts payable                                   5,382          4,485
   Accrued compensation and employee benefits         9,030         10,321
   Deferred revenue                                  18,396         15,372
   Restructuring accrual                                397            541
   Other accrued liabilities                          7,457          7,057
   Current portion of notes payable                     171            609
                                                 ----------     ----------
       Total current liabilities                     40,833         38,385

Deferred revenue                                        337            505
Other accrued liabilities                               342            407

Stockholders' equity
   Common stock                                          35             34
   Preferred stock                                        -              -
   Additional paid-in capital                       440,064        430,362
   Accumulated deficit                              (91,235)      (114,936)
   Treasury stock                                         -           (136)
   Accumulated other comprehensive loss                (854)          (392)
                                                 ----------     ----------
       Total stockholders' equity                   348,010        314,932
                                                 ----------     ----------
Total liabilities and stockholders' equity       $  389,522     $  354,229
                                                 ==========     ==========

(a) - Derived from the audited financial statements included in the
Company's Annual Report on Form 10-K for the year ended December 31, 2004, but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

Contacts:

Ben Gong
408-523-2175

Sarah Norton
408-523-2161